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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                           SINO-FOREIGN JOINT VENTURE

                 GUANGDONG UTSTARCOM TELECOMMUNICATION CO. LTD.


                                    CONTRACT

ARTICLE 1 GENERAL

         In accordance with the "Law of the People's Republic of China Sino-Foreign Equity Joint Venture enterprise" and other relevant laws and regulations, Chinese Guangdong Nanfang telecommunication Group Co. and UTStarcom Inc., adhering to the principle of equality and mutual benefit, agree to jointly invest to set up a joint venture enterprise. The contract hereunder worked out.

ARTICLE 2 PARTIES OF THE JOINT VENTURE

         Chinese Guangdong Nanfang telecommunication Group Co. (hereafter referred to as Party A), registered with Guangzhou City of Guangdong province in China, and its legal address is at Guangzhou City.

         Legal representative:      Name: Li Yisheng

                                    Position: Chairman of the board

                                    Nationality: China

         UTStarcom Inc. (hereafter referred to as Party B), registered in U.S.A., and its legal address is at Alameda, California, U.S.A.,

         Legal representative:      Name: Lu Hongliang

                                    Position: CEO

                                    Nationality: U.S.A.

ARTICLE 3 ESTABLISHMENT OF JOINT VENTURE COMPANY

         3.1 In accordance with the "Law of the People's Republic China on Sino-Foreign Equity Joint Ventures Enterprise" and other relevant laws and regulations, both parties of the Joint venture agree to set up a equity joint venture company in business of manufacturing and operating telecommunication equipment.


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         3.2 The name of joint venture company is Guangdong UTStarcom telecom
Co. Ltd. The name in English is: GUANGDONG UT STARCOM TELECOM CO. LTD. The legal address of the joint venture company is No. 4, JiangBei YunShan DongLu, Huizhou City, Guangdong province, P.R.C.

         3.3 All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

         3.4 The organization form of the joint venture company is a limited liability company. The profit, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.

ARTICLE 4 THE PURPOSE OF THE JOINT VENTURE COMPANY

         The joint venture company will operate on the basis of fair, legality, equality, mutual benefit, and enhance the economic cooperation and technical exchanges, to raise economic results and ensure satisfactory economic benefits for each party by improving the product quality, decreasing the cost, quickly delivery, and improving after-sale service, and gaining competitive position in the world market and national market through advanced, appropriate and scientific management.

ARTICLE 5 THE PRODUCTS AND BUSINESS SCOPE

         The joint venture company manufacture and operate telecom subscriber access network set product, provide maintenance service after the sale of the products; research and develop new products. The production scale may be: output value for the year 1996 is [*]; output value for the year 1997 is [*]. The production scale may be increased with needs of the market.

         5.1 Starting period: joint manufacture and sale of optical terminal products [*] by using [*] technology; digital loop carrier system [*]; high-rate digital subscriber lines HDSL; Access network systems [*] and [*]; products used for the connection of intelligent network and other products relevant to subscriber access network.

         5.2 Joint develop manufacture period: manufacture and sale of access network systems incorporating digital loop system [*] and other subscriber access products.

         5.3 The products manufactured and operated by the joint venture company shall be exclusive in [*] market and both parties shall not solely or with other third party to establish a company to manufactured and sale the same products the joint venture company manufactured.

ARTICLE 6 TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

         6.1 The total amount of investment of the joint venture company is [*]. The registered capital is US$2.4 million. Party A shall invest [*], accounting for 51% of the total amount of investment, and Party B shall invest [*], accounting for 49% of the total amount of investment.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Party A will pay [*], accounting for 51% of the registered capital; and
Party B will pay [*], accounting for 49% of the registered capital.

         6.2 Party A shall contribute the ReiMinBi equivalent to be determined in accordance with the quoted rate of exchange published by the people's bank of China on the month of payment. Party B shall contribute US dollar in cash.

         6.3 The registered capital shall be paid in two installments. The first installment shall be remitted amount of [*] within [*] after the date of issuance of the joint venture company's business license. The second installment will be [*], it shall be remitted within [*] after the date of issuance of the business license.

         6.4 The net profit at the end of the year shall be determined in accordance with the quoted rate of exchange for RMB and USD published by the people's bank of China.

         6.5 In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required. When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.

ARTICLE 7 RESPONSIBILITY OF EACH PARTY TO THE JOINT VENTURE

         7.1 Responsibilities of Party A:

         - Handling applications for approval, registration, huskiness license; Organizing the design and decoration of the engineering facilities of the joint venture company; and handling processing import and export Customs declaration and transportation within Chinese territory;

         - Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;

         - Assisting the joint venture in developing domestic products market;

         - Assisting foreign workers and staff in applying for the entry visa;

         - Responsible for handling other matters entrusted by the joint venture company.

         7.2 Responsibilities of Party B:

         - Handling selecting advanced and suitable equipment and providing relative information, selecting good quality and importing good quality equipment;

         - The importing contract shall be approved by the board of meeting and send to the authority for control;

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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         -        Providing free manufacturing technology for the current
                  products and training for the management of the joint venture company.

         - Responsible for handling other matters entrusted by the joint venture company.

ARTICLE 8

         8.1 Party B is possessed of the starting products technology, and responsible for passing on the technology to the technical personnel of the joint venture company; the joint venture company and Party A shall not disclose or licenses the starting technology. The technology developed after the joint venture company established shall be possessed by the joint venture company. Party A and Party B shall not disclose and license the technological secrets.

         8.2 Party A responsible for the provide market for the products of the joint venture company, especially in Guangdong. In the same conditions, the products of the joint venture company shall be given priority for using in Guangdong province. And Party A shall assist to the joint venture company to publicize the products and extend influence.

ARTICLE 9 SELLING OF PRODUCTS

         9.1 The products of joint venture company will be sold both on the Chinese market and on overseas market, the export part accounting for [*], [*] for domestic market. With the development of the production scale, the proportion of the export will be increased.

         9.2 The market for the products of the joint venture company will based in Guangdong and radiate to [*].

ARTICLE 10 THE BOARD OF DIRECTORS

         10.1 The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company. The board of directors are composed of five directors, of which 3 shall be appointed by Party A, 2 shall be appointed by Party B. The chairman of the board shall be appointed by Party A, and its vice-chairman by party B. The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues. As for other matters, approval by majority shall be required. The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

         10.2 The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by three third of the total number of directors. Minutes of the meeting shall be filed.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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ARTICLE 11 BUSINESS MANAGEMENT

         11.1 The joint venture company shall establish a management office as follows: General manager Office, development department, marketing department, financial department, production department. With the development of the business, the joint venture company may set up office or branch overseas and Hong Kong area.

         11.2 The joint venture company shall have a general manager, appointed by Party B, two deputy general managers, appointed by the general manager, invited by the board of directors.

         11.3 The responsibility of the general manager is to report to the board of directors and carry out the decision of the board meeting and organize and conduct the daily manufacture, technology and management of the joint venture company. The general manager represent the joint venture company within the scope of authorized by the board of directors. And the general manager have right to appoint and remove personnel's and conduct other duty authorized by the board of directors. Deputy managers shall assist the work of the general manager. In case the general manager unavailable, deputy managers shall represent the duty of the general manager.

         11.4 The term of office for the general manager and the deputy managers is four years whose term of office may be renewed if continuously invited by the board of directors.

         11.5 The Chairman, Vice Chairman and other Directors may hold posts concurrently as General Manager, Deputy General Manager and other high-level positions appointed by the Board of Directors.

         11.6 The General Manager, Deputy General Manager shall not hold concurrent high-level positions in other economic organizations, and shall not participate in other organizations in competition with the Company.

         11.7 The general Manager, Deputy General Manager and other high-ranking staff shall submit written notice in three months' advance when they decide to resign.

         11.8 During the period of preparation and construction, a preparation and construction office shall responsible for the joint venture company. The preparation and construction shall have one director appointed by Party A and vice director appointed by Party B. Appointed by Party B, it have members.

In case the above members have actions of graft and corruption, they can be removed by the resolution of the board of directors and find out who will be blame.

ARTICLE 12 LABOR MANAGEMENT

         12.1 The appointment of high-ranking administrative personnel recommended by both parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall decided by the board of directors.


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         12.2 Labor contract covering the employment, dismissal and resignation, wages, labor insurance, warfare, rewards, penalty and other matters shall be drawn up, approved by the board of directors and implement. The labor contract shall, after being signed, be filed with the local labor management department.

         12.3 The staff and workers of the Company have the rights to set up a labor union and to develop labor union activities in accordance with the Labor Union Law of the People's Republic of China. The employees have right to set up trade union.

ARTICLE 13 TAXES, FINANCE ACCOUNTING AND FOREIGN CURRENCY

         13.1 The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written both in Chinese and English.

         13.2 The joint venture of company shall pay taxes due in accordance with the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises, and apply for enjoying favorable treatment in accordance with relevant regulations.

         13.3 The joint venture of company shall pay individual income taxes according to relevant regulations of the Individual Income Tax Law of the People's Republic of China.

         13.4 Allocation for reserved funds, expansion fund of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the "Law of the People's Republic of China on Sino-foreign Equity Joint Venture enterprises." The proportions of allocations shall be decided by the board directors according to the business situations of the joint venture company.

         13.5 Financial auditing of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and general manager. If Party B propose to employ a foreign auditor registered in other country to undertake annual financial audit, Party A shall give its consent. All the expenses shall be borne by Party B.

         13.6 In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for approval.

ARTICLE 14 DURATION OF THE JOINT VENTURE

         14.1 The duration of the joint venture company is 20 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the authority six months prior to the expire date of the joint venture.


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         14.2 Upon the expiration of the duration or termination before the date of the expiration of the joint venture, liquidation shall be carried out according to relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.

ARTICLE 15 LIABILITIES FOR BREACH OF CONTRACT

         15.1 Should either Party A or Party B fails to pay on schedule the contributions in accordance with the provisions defined in article 5 of this contract, the breaching party shall pay to the other party 0.05% per day of the contribution starting from the first 30 days after exceeding the time limit. Should the breaching party fails to pay after 90 days, it shall pay 4.5% of the contribution to the other party, who shall have the right to terminate the contact and to claim damages to the breaching party.

         15.2 Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

         15.3 In order to guarantee the performance of the contract and its appendices, both Party A and Party B shall provide each other the bank guarantees for the performance of the contract.

ARTICLE 16 THE AMENDMENT, TERMINATION AND DISSOLUTION OF THE CONTRACT

         16.1 Amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by the original examination and approval authority.

         16.2 In case of inability to continue operation due to heavy losses in successive years or inability to fulfill the contract in accordance with stipulated in article 15.1, the contract shall be terminated before the time of expiration after unanimously agreed upon by the board of directors and approval of approval authority.

ARTICLE 17 INSURANCE

         All risks insurance policies of the joint venture company shall underwritten with The People's Insurance Company of China. The detailed matter shall be fulfill in accordance with the stipulations of the approval authority.

ARTICLE 18 FORCE MAJEURE

         Should either of the parties to the contract be prevented from executing contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable/fax on written without any delay, and with 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public


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notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

ARTICLE 19 ARBITRATION

         19.1 Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to Chinese arbitration organization. The arbitration award is final and binding upon both parties.

         19.2 During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.

ARTICLE 20 EFFECTIVENESS OF THE CONTRACT

         20.1 The terms under this contract and its appendices (including joint venture company articles of association) are integral part of this contract.

         20.2 The contract and its appendices shall come into force beginning from the date of approval of the approval authority.

         20.3 Should notices in connection with any party's rights and obligations be sent by either party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of party A and Party B listed in this contract shall be the posting addresses. In case the legal addresses change, the notice shall be sent to the other party prior to thirty days.

ARTICLE 21 GOVERNING LAW

         The formation of this contract, its validity, interpretation, execution shall be governed by related laws of the People's of Republic of China.

ARTICLE 22 LANGUAGE

         22.1 The contract shall be written in Chinese.

         22.2 The headings in this agreement are inserted for convenience only and shall not be used to explain the contract.

                  Party A: Chinese Guangdong Nanfang telecommunication Group Co.

                  Party B: UTStarcom Inc.


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          Date: Dec. 8, 1995





















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